Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82563) of White Mountains Insurance Group, Ltd. of our report dated June 17, 2011 relating to the financial statements of White Mountains Holding Company, Inc. 401(k) Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, NY

June 17, 2011